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                                   EXHIBIT 21
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                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

                                                        State or Other
                                                        Jurisdiction of      Percentage
Parent                                                  Incorporation        Ownership
------                                                  -------------        ---------
CFS Bancshares, Inc.                                    Delaware             N/A

Subsidiary (1)
----------

Citizens Federal Savings Bank                           United States        100%

Subsidiaries of Citizens Federal Savings Bank (1)
---------------------------------------------

Citizens Service Corporation                            Alabama              100%

__________________
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as Exhibit 13.